Exhibit 3.160

LAKESHORE SYSTEM SERVICES OF FLORIDA, INC.

BYLAWS

Adopted as of May 10, 1994

LAKESHORE SYSTEM SERVICES

OF FLORIDA, INC.

BYLAWS

ARTICLE ONE

REGISTERED OFFICE

1.01. The registered office of the Corporation is located at 1200 South Pine Island Road, Plantation, Florida 33324.

ARTICLE TWO

SHAREHOLDERS’ MEETINGS

Place of Meetings

2.01. All meetings of the shareholders shall be held at the registered office of the Corporation, or at any other place inside or outside of the State of Florida that the Board of Directors designates for that purpose.

Time of Annual Meeting

2.02. The annual meeting of the shareholders shall be held each year within one hundred and twenty (120) days following the close of the Corporation’s fiscal year at the time and place determined by the sole shareholder or if there is no sole shareholder, by the Board of Directors of the Corporation. At the annual meeting, the shareholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.

Notice of Meeting

2.03. Except as provided in this paragraph, written notice of each shareholders’ meeting shall be delivered to each shareholder of record entitled to vote at the meeting. Notice shall be delivered not less than 10 nor more than 60 days before the date of the meeting, in accordance with Section 607.0705, Florida Statutes. The notice must be delivered personally or by mail by or at the direction of, the president, the secretary, or the persons calling the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail. The notice shall be postage prepaid and addressed to the shareholder at the address appearing on the Corporation’s books or supplied by the shareholder to the Corporation for the purpose of notice.

Special Meetings

2.04. Special meetings of the shareholders may be called at any time by the president, the Board of Directors, any two or more directors, or one or more shareholders holding not less than one-tenth (1/10) of all the outstanding shares.

Quorum

2.05. A majority of the outstanding shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum.

Voting

2.06. Only persons in whose names shares appear on the share transfer books of the Corporation on the date of which notice of the meeting is mailed shall be entitled to vote at the meeting, unless some other date is fixed by the Board of Directors for the determination of shareholders of record. The date shall be not less than 10 nor more than 70 days before the date of the meeting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote. However, in all elections for Directors, every shareholder shall have the rights: (1) to vote, in person or by proxy, for the number of shares owned by him or her, for as many persons as there are Directors to be elected; (2) to cumulate the shares and give one candidate as many votes as the number of Directors multiplied by the number his or her shares equals; or (3) to distribute votes on the same principle among as many candidates as he or she thinks fit.

Proxies

2.07. At all meetings, any shareholder may vote either in person or by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-if-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Consent of Absentees

2.08. No defect in the noticing of a shareholders’ meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder entitled to notice signs a written waiver of notice either before or after the meeting. All waivers, consents, or approvals must be filed with the corporate records or made a part of the minutes of the meeting. For a special shareholders’ meeting, the waiver of notice must state the purpose of the meeting and the business that will be transacted at the meeting.

Action Without Meeting

2.09. Any action that may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action that was taken, is signed by shareholders with sufficient votes to have taken the action at a meeting at which all voting groups and shares entitled to vote on the action was present and voted.

ARTICLE THREE

DIRECTORS

Powers

3.01. The Directors shall act only as a board; and individual Directors shall have no power to take any actions on behalf of the Corporation unless the action is authorized by a majority of the Directors. The business and affairs of the Corporation shall be managed by the Board of Directors, comprised of two (2) persons or as determined by resolution of the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or these Bylaws, with regard to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general, or limited, or special power and authority to the officers and employees of the Corporation to transact the Corporation’s general business or any special business, and may give powers of attorney to agents of the Corporation to transact any special business requiring that authorization.

Qualification of Directors

3.02. The Directors need not be shareholders of this Corporation or residents of the State of Florida.

Election and Term of Office

3.03. The Directors shall be elected annually by the shareholders and shall hold office until the next succeeding annual meeting and until their successors are elected and qualified to act as Directors.

Vacancies

3.04. Vacancies occurring in the Board of Directors and directorships available because of an increase in the number for directors shall be filed by a person elected by a majority of the members of the Board. All directors elected by the Board shall serve until the shareholders elect a director at an annual meeting or at a special meeting of shareholders called for that purpose.

Place of Meetings

3.05. All meetings of the Board of Directors shall be held at the place within this State that is designated by a majority of the Directors or that is designated in the notice calling the meeting.

Regular Meetings

3.06. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this Corporation, and at any other times as the Directors may determine.

Special Meetings - Call and Notice

3.07. Special meetings of the Board of Directors shall be called at any time, for any purpose, by the President, or if he or she is absent or unable or refuses to act, by any Vice President, or any two Directors on twenty-four (24) hours’ personal, telephonic or telegraphic notice to each director, or on three (3) days’ written notice to each director. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee designated thereby need be specified in the notice or waiver of notice of such meeting.

Quorum

3.08. A majority of the Directors in office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Board Action Without Meeting

3.09. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, provided in consent in writing, setting forth action so taken, is signed by all of the Directors and filed with the Secretary of the Corporation.

Adjournment - Notice

3.10. A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated day and hour. Notice of the time and place of reconvening the meeting need not be given to absent Directors if the time and place is fixed at the meeting that is adjourned. In the absence of a quorum, a majority of the Directors present at any Directors’ meeting, either regular or special, may adjourn until the time fixed for the next regular meeting of the Board.

Committees

3.11. The Board of Directors, by resolution(s) adopted by a majority of the full Board of Directors, may designate from among its members one (1) or more committees, each committee to consist of one (1) or more of the directors. Each of such committee, to the extent provided in the resolution or resolutions of the Board of Directors and during intervals between meetings of the Board, shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; except that no such committee shall have the authority of the Board of Directors with reference to (1) declaring a dividend or distribution from capital surplus, (2) issuing stock of the Corporation, (3) amending the Articles of Incorporation, (4) adopting a plan of merger or consolidation, (5) recommending to the shareholders the sale, lease, mortgage, exchange or other disposition of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business, (6) recommending to the shareholders a dissolution of the Corporation or a revocation thereof, (7) filling vacancies in the Board of Directors, or (8) amending these By-Laws. Such committee or committees shall have such name or names and consist of such number of directors, and have and may execute such powers as may be determined and specified in the respective resolution or resolutions adopted by the Board of Directors from time to time establishing or changing such committee. A majority of the Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any committee or to remove any member thereof, with or without cause, at any time.

Committee Meetings, Minutes and Reports

3.12. Meetings of any committee of the Board may be called by the President, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic, written or such other notice as may be determined by such committee. A majority of the members of each committee may fix such committee’s rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Alabama, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.

Transactions with Directors, etc.

3.13. Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the Corporation and if either:

(a) The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

Common or interested directors may not be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Compensation

3.14. Directors and members of committees may receive compensation for their services and reimbursement for their expenses as determined by resolution of the Board.

ARTICLE FOUR

NOTICES

Manner of giving notice

4.01. Except as otherwise required by law, whenever notice is required to be given to any director or shareholder, such notice requirement can be satisfied by giving written notice by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in person, or by telegram, telephone or facsimile transmission. The Secretary shall give, or cause to be given, the notices required by law or these By-Laws of all meetings of the Shareholders, and of the Board of Directors and its committees.

Waiver of Notice

4.02. Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE FIVE

OFFICERS

Title and Appointment

5.01. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors shall from time to time determine. Any two offices may be held by the same person. All officers shall be elected by the hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

Election

5.02. The Board of Directors, at its annual organizational meeting, may choose a Chairman, Vice Chairman, President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as it deems necessary or desirable. If the officers, or any of them, for any reason should not be elected at the Board of Directors’ organizational meeting, they may be elected at any regular or special meeting of the Board of Directors.

Appointive Officers

5.03. The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these By-Laws provided or as the Chairman of the Board, the President or the Board may from time to time prescribe. The President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

Compensation

5.04. The salaries and other compensation of the Corporation’s principal officers shall be fixed by the Board of Directors, after taking account of any recommendations by any committee which is authorized to advise the Board with respect to compensation. The Board may from time to time delegate to any principal officer or to any committee power to fix the salaries and other compensation for all other Corporation officers, employees and agents. The action of the Board of Directors in so fixing officer compensation shall not be rendered invalid by reason of the fact that a director voted in favor of a resolution fixing his own salary or by reason of the fact that his presence was necessary to constitute a quorum of the Board.

Term, Removal and Vacancies

5.05. The Corporation’s officers shall hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these By-Laws for regular election or appointment to such office.

Powers and Duties of Officers

(a) Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, and of the shareholders. In general, he shall perform all the duties incident to the office of Chairman of the Board, and such other duties as the board may from time to time determine or as may be prescribed by these By-Laws.

(b) Vice Chairman. The Vice Chairman, in the absence, inability or disability of the Chairman, shall perform the Chairman’s duties. The Vice Chairman shall have such other duties as may be prescribed by the Board of Directors from time to time.

(c) President. The President shall be the chief executive officer of the Corporation, and subject to the control of the Board of Directors, shall determine the Corporation’s basic policies, have general supervision of its business and affairs and be responsible for all internal operations of the Corporation. The President shall report to the Board of Directors, and shall be responsible for personnel, and shall designate and assign the duties of the officers under his supervision, at the direction or with the approval of the Board of Directors.

The President shall have the authority to execute bonds, mortgages and other contracts and instruments requiring a seal, under the seal of the Corporation; and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority.

(d) Vice Presidents. The Vice Presidents, in order of their seniority or as designated by the Board of Directors, shall in the absence, inability or disability of the President, perform the duties and exercise the powers of said office, and when so acting shall be subject to all restrictions upon the President. At all other times the Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors may prescribe, or as the President may delegate.

(e) Treasurer. The Treasurer shall be the Corporation’s chief financial officer and shall have the custody of such property and assets of the Corporation as may be entrusted to him by the Board of Directors or by the President. He shall, subject to the general supervision of the Board of Directors and any audit committee thereof, have general supervision and authority over the Corporation’s books and accounts, its methods and systems of recording and keeping account of its business transactions and of its assets and liabilities, and within such authority, prepare and deliver all reports and returns required of the Corporation by law or by any governmental or regulatory authority pertaining to the condition of the Corporation and its assets and liabilities. He shall be responsible for preparing statements showing the Corporation’s financial condition and results of operation, and shall furnish such reports and financial records as may be required or requested by the Board of Directors, the Chairman or the President. He shall receive and give receipt for funds due and payable to the Corporation, shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the Corporation’s name in such banks and depositories selected or authorized by the Board. The Treasurer shall perform or cause to be performed all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

(f) Assistant Treasurers. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order designated by the Board of Directors shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and at all other times shall perform such duties and have such powers as the Board of Directors, the Chairman, the President or the Treasurer may prescribe from time to time.

(g) Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall keep the minutes of all proceedings of such meetings in books kept for these purposes, and shall perform like duties for the standing committees of the Board when required. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President. He shall have custody of the corporate seal of the Corporation and shall affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of any Assistant Secretary. The Secretary shall also keep a stock ledger containing the names of all persons who are now or hereafter become shareholders of the Corporation showing their places of residence, the respective number of Shares held by them, and the time when they respectively became the holders of such Shares.

(h) Assistant Secretary. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the power of the Secretary, and at all other times shall perform such other duties and have such other powers as the Board of Directors, the Chairman, the President or the Secretary may from time to time prescribe.

ARTICLE SIX

EXECUTION OF INSTRUMENTS

6.01. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and the execution or signature shall be binding on the Corporation.

ARTICLE SEVEN

ISSUANCE AND TRANSFER OF SHARES

Certificates for Paid and Unpaid Shares

7.01. Certificates for shares of the Corporation shall be issued only when fully paid.

Share Certificates

7.02. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. These certificates shall be in a form as the Board of Directors may provide, except as provided in this Paragraph 6.02. Each certificate shall bear on its fact the statement that the Corporation is organized under the laws of Florida, the name of the registered holders, the number and class of shares and the designation of the series, if any, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, whose signatures may be in facsimile if the certificates are to be signed by a transfer agent or registrar, and the seal of the corporation shall be affixed to the certificates. All certificates for shares shall be consecutively numbered. The certificates shall contain on the faces or backs such recitations or references as are required by law.

Replacement of Certificates

7.03. No new certificate shall be issued until the former certificate for the shares represented by it has been surrendered and canceled. However, in the case of lost or destroyed certificates, the Board of Directors may order new certificates to be issued on such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

Transfer of Shares

7.04. Shares of the Corporation may be transferred by endorsement by the signature of the owner, his or her agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the Corporation to the same extent as if he or she had signed a written consent to the Bylaws.

ARTICLE EIGHT

RECORDS AND REPORTS

Inspection of Books and Records

8.01. All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.

Closing Stock Transfer Books

8.02. The Board of Directors may close the transfer books at their discretion for a period not exceeding 70 days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend. A written or printed notice of the closing of the transfer books shall be mailed at least 10 days before the closing of each shareholder of record at the address appearing on the records of the Corporation or supplied by the shareholder for the purpose of notice.

ARTICLE NINE

GENERAL PROVISIONS

9.01. Declaration of Dividends. Except as otherwise expressly provided by the Articles of Incorporation, dividends upon the Corporation’s Shares may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in Shares of the Corporation of any class or series.

9.02. Annual Reports to Shareholders. The Board of Directors shall cause the Corporation to mail to each of its shareholders, not later than one hundred twenty (120) days after the close of each of its fiscal years, a financial statement, which may be consolidated, including a balance sheet as of the end of such fiscal year and a statement of income for such fiscal year. Such financial statement shall be prepared in accordance with generally accepted accounting principles, or, if the books of the Corporation are not maintained on that basis, may be prepared either on the same basis used by the Corporation for filing its United States income tax returns or as required by appropriate regulatory agencies. The financial statement shall be accompanied by a report of the President, the officer of the Corporation in charge of its financial records or a certified public accountant stating whether, in his opinion, the financial statements of the Corporation present fairly the financial position of the Corporation and the results of its operations in accordance with generally accepted accounting principles and, if not, describing the basis of their preparation and giving his opinion of the fairness of the presentation of the data shown by them, in accordance with accounting procedures generally used in the trade, industry or business conducted by the Corporation.

9.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

9.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the words “Seal” or “Corporate Seal” and “Florida”, as impressed in the margin hereof. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise used on document or instrument.

9.05. Indemnification.

(a) The Corporation shall indemnify all persons who may be indemnified by the Corporation to the full extent required or permitted by law, including but not limited to the indemnification provided in Section 607.0850 of the Florida Business Corporation Act, as such Florida Business Corporation Act or such Section 607.0850 now or hereafter exists.

(b) In addition to the above, and without restricting the power or duty of the Corporation to provide indemnification, the Corporation shall:

(i) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(ii) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(iii) Indemnify any director, officer, employee or agent of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any action, suit, or proceeding referred to in subsections (i) and (ii) of this Section or in defense of any claim, issue or matter therein, to the extent that he has been successful on the merits or otherwise in defense of any such action, suit or proceedings, or in defense of any claim, issue or matter therein. Any indemnification under subsections (i) and (ii) of this Section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii) of this subsection. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(c) In addition to the above provisions of this Section, and without restricting the power or duty of the Corporation to provide indemnification thereunder, unless prohibited by law, the Corporation may indemnify any director, officer, employee or agent under such circumstances and to the extent approved by the holders of a majority of the Shares of stock of the Corporation; provided, however, that the Shares of stock of the person or persons proposed to be indemnified shall not be included for the purpose of determining what constitutes a majority and such Shares shall not be voted on the issue. Indemnification may be provided under this subsection (c) notwithstanding the fact that it has been denied, expressly or by implication, under subsections (a) or (b) of this Section.

(d) Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in subsections (b) and (c) of this Section upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in subsections (b) and (c) of this Section.

(e) The indemnification authorized by this Section shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provision of the Articles of Incorporation, these By-Laws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

(f) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or under Section 607.0850 of the Florida Business Corporation Act, as such Section 607.0850 or such Act now or may hereafter exist.

ARTICLE TEN

AMENDMENT OF BYLAWS

10.01. The power to make, alter, amend, or repeal the Bylaws is vested in the Board of Directors, except to the extent that such power is reserved to the shareholders by statute.

Signature and Certification

I certify that the foregoing are the true and correct Bylaws of Lakeshore System Services of Florida, Inc., a Florida corporation.

Thomas W. Marshall
Secretary